As filed with the Securities and Exchange Commission on March 20, 1998

                                                   Registration No. 33-5913

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                      POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           ANALOGIC CORPORATION
            (Exact Name of Issuer as specified in its charter)
     Massachusetts                                     04-2454372
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

     8 Centennial Drive, Peabody, MA                      01960
(Address of principal executive offices)               (Zip Code)


                       Employee Stock Purchase Plan
                         (Full Title of the Plan)


                           Bernard M. Gordon
                           Chairman and CEO
                           Analogic Corporation
                           8 Centennial Drive
                           Peabody, MA 01960
                           (978) 977-3000
(Name, address, including Zip Code, and telephone number, including area code, of agent for service)


                     Copies of all communications to:
                           Julian Soshnick, General Counsel
                           Analogic Corporation
                           8 Centennial Drive
                           Peabody, MA 01960
                           (978) 977-3000

                     CALCULATION OF REGISTRATION FEES

___________________________________________________________________________
Type of     Amount 1    Proposed Maximum 2  Proposed Maximum 3  Amount of 1
Securities  Registered  Offering price      Aggregate           Registration
to be                   per Share           Offering Price      Fee
Registered
___________________________________________________________________________
Common      700,000     $41.00              $24,555,310.00      $1,941.80
Stock,      shares
$.05 par
value
per share
___________________________________________________________________________


























___________
(1) A Registration Statement on form S-8, (Registration No. 33-5913), was filed on May 22, 1986, whereby 700,000 common shares were registered and a registration fee was paid. There are 598,910 shares remaining under the Plan as of July 31, 1997. Because no additional shares are hereby registered, no fee is required.

(2) The price of $41.00 per share, which is the average of the high and low prices for the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System on March 19, 1998 is set forth for information purposes.

(3) The proposed maximum aggregate offering price is calculated by taking the shares remaining under the Plan as of July 31, 1997, (598,910), times the proposed maximum offering price per share.

                                  PART I

                          INTRODUCTORY STATEMENT

    Analogic Corporation ("Analogic" or the "Registrant") hereby amends its Registration Statement on Form S-8 (Registration No. 33-5913) (the "Form S-8") by filing this Post-Effective Amendment No. 1 ("Post-Effective Amendment No. 1") with respect to the Registrant's Common Stock, par value $0.05 per share ("Common Stock"), issuable in connection with the Registrant's Employee Stock Purchase Plan dated January 22, 1986 (the "Plan"). On October 9, 1997, subject to stockholder approval, the Board of Directors approved an amendment to the Plan whereby, subject to the Plan's other limitations, the maximum value of the Common Stock that each eligible employee can purchase under the Plan in each of the two payment periods per year was increased from $1,000 to $2,000. Stockholder approval was thereafter obtained at the annual meeting of stockholders held on January 23, 1998.

    The designation of this Post-Effective Amendment No. 1 as Registration No. 33-5913 denotes that the Post-Effective Amendment No. 1 relates only to the shares of Common Stock issuable under the Plan and that this is the first Post-Effective Amendment No. 1 to the Form S-8 filed with respect to such shares.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

      The following documents have been filed by the Registrant with the Commission and are hereby incorporated by reference in this Registration
Statement:

      (a) Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1997;
      (b) Registrant's Report on Form 10-Q for the quarters ended October 31, 1997 and January 31, 1998; and
      (c) The description of the Registrant's common stock, par value $.05 per share (the "Common Stock"), contained in the registration statement on Form 8-A filed by Registrant with the Commission on December 11, 1972 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

      Not applicable.

Item 5.   Interests of Named Experts and Counsel.

      The legality of the Common Stock covered hereby has been passed upon for the Registrant by Julian Soshnick, Esq., General Counsel and Clerk of the Registrant. Mr. Soshnick owns shares of Common Stock, both directly and as a participant in various employee benefit plans. He is not eligible to participate in the Plan.

Item 6.   Indemnification of Directors and Officers.

      The Registrant's By-Laws ("By-Laws") require the Registrant to indemnify present or past directors and officers ("Covered Persons") against all expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlements incurred in connection with prosecuting, defending, preparing to prosecute and defend, investigating or being or preparing to be a witness, in any actual or threatened action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative. The Registrant may, as authorized from time to time by the Board of Directors, indemnify any employee or agent of the Registrant to the fullest extent of the provisions of the By-Laws with respect to Covered Persons.

      No person may be indemnified with respect to any matter as to which he or she has been adjudicated not to have acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Registrant. With respect to any proceeding, other than one by or in the right of the Registrant, each Covered Person shall be indemnified if such person acted in good faith and in a manner such person reasonably believed to be in the best interest of the Registrant or, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful. With respect to proceedings brought by or in the right of the Registrant, a Covered Person shall be indemnified if such person acted in good faith, and in a manner such person believed to be in the best interest of the Registrant; provided, however, no indemnification shall be made with respect to any claim, issue or matter as to which such Covered Person shall have been adjudged liable to the Registrant if applicable law prohibits such indemnification; and provided further, that if applicable law permits, indemnification shall nevertheless be made by the Registrant in such event only if the court which is considering the matter shall so determine.
      If a Covered Person is successful on the merits or otherwise in any proceeding, such Covered Person shall be indemnified to the maximum extent permitted by law. If such Covered Person is not wholly successful in such proceeding, but is successful on the merits or otherwise as to one or more, but less than all claims, issues or matters, the Registrant shall indemnify such Covered Person to the maximum extent permitted by law with respect to each successfully resolved claim, issue or matter.
      If a Covered Person is a witness in any proceeding, such person shall be indemnified against all reasonable expenses actually incurred by such Covered Person in connection therewith.

      The determination as to a Covered Person's right to indemnification shall be made by (a) the disinterested directors, (b) independent legal counsel, or (c) the stockholders.
      The Registrant is required to advance all reasonable expenses incurred by a Covered Person in connection with any proceeding upon written request of the Covered Person, which request must be accompanied by an undertaking by the Covered Person to repay any expenses if it is ultimately determined that such Covered Person is not entitled to be indemnified against such expenses.
      The right to indemnification and to receive advancement of expenses set forth in the By-Laws is not exclusive of any rights to which a Covered Person may be entitled under applicable law, the Articles of Organization, as amended, any agreement, vote of stockholders or resolution of the Board of Directors or otherwise.
      The Registrant is required to indemnify Covered Persons pursuant to the By-Laws to the fullest extent permitted under current applicable law and to such greater extent as applicable law may hereafter permit.
      The Registrant also has entered into Indemnification Agreements (the "Indemnification Agreements") with each of its directors, and may from time to time enter into similar agreements with executive officers who are not directors. Pursuant to the Indemnification Agreements, the Registrant has agreed to indemnify each director if he is a party to or is threatened to be made a party to or is otherwise involved in any proceeding against all losses and expenses incurred by him in connection with the defense or settlement of the proceedings. In general, the term "proceeding" includes any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Registrant or otherwise and whether civil, criminal, administrative or investigative, in which a director may be involved as a party, witness or otherwise by reason of his having been a director of the Registrant. The terms "losses" and "expenses" include amounts which the director pays as a result of the claim made against him in any proceeding including damages, judgments, liabilities, fines, penalties and sums paid in settlement of a claim, and expenses of investigations or judicial or administrative proceedings or appeals, attorneys' and accounting fees and disbursements, taxes, expenses of being a witness in a proceeding, and any expenses of establishing a right to indemnification under the Indemnification Agreements.
      A director shall not be entitled to indemnification if a court finds, in a final adjudication from which there is no further right of appeal, that the director did not act in good faith and in the reasonable belief that his conduct was in the best interest of the Registrant or, with respect to any criminal proceeding, the director had reasonable cause to believe his conduct was unlawful. In addition, the Registrant shall not be required to indemnify a director in connection with any proceeding (a) to the extent payment is made to the director for losses and expenses under an insurance policy, (b) based upon the director receiving an improper personal benefit to which he was not legally entitled, (c) for an accounting of profit made from the director's purchase or sale of the Registrant's securities in violation of Section 16(b) of the Exchange Act, or (d) based upon a finding by a court in a final adjudication from which there is no further right of appeal that such indemnification is unlawful.
      To the extent that a director has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the director shall be indemnified against all expenses incurred in connection therewith. A director is entitled to advancement of expenses incurred in any proceeding provided that the director undertakes to repay such amounts to the Registrant if it shall ultimately be determined by a court in a final adjudication from which there is no further right of appeal that the director was not entitled to indemnification of such expenses.
      Indemnification under the Indemnification Agreements is not exclusive and does not affect any other rights to which directors may be entitled under the Registrant's Articles of Organization, as amended, or By-Laws, any other agreement, any vote of the stockholders or disinterested directors, the laws of the Commonwealth of Massachusetts or otherwise. Further, indemnification under the Indemnification Agreements continues as to directors who may have ceased to be directors.
      Massachusetts law permits the indemnification of directors, officers, employees or other agents of a corporation to the extent specified in (a) the articles of organization, (b) the by-laws adopted by the stockholders, or (c) any vote adopted by the stockholders. Except as the articles of organization or by-laws otherwise require, indemnification of officers, employees or other agents who are not directors may be provided to the extent authorized by the directors. Indemnification may include advancement of expenses incurred in defending a civil or criminal action or proceedings upon receipt of an undertaking to repay such payment if the director, officer, employee or other agent shall be adjudicated not to be entitled to indemnification. No indemnification may be provided any person with respect to any matter as to which he or she shall have been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation.
      Massachusetts law also provides a defense to liability for a director, officer or incorporator of a corporation under the following circumstances. If a director, officer or incorporator performs his duties as such in good faith and in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances, the fact that the director, officer or incorporator so performed his duties shall be a complete defense to certain claims asserted against him by reason of his being or having been a director, officer or incorporator of the corporation.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.   Exemption From Registration Claimed.
      Not applicable.

Item 8.   Exhibits.

      Exhibit No.   Description of Exhibit
         5.1        Opinion of Julian Soshnick

        10.1        Employee Stock Purchase Plan, as amended October 9,
                    1997

        23.1        Consent of Julian Soshnick (contained in Exhibit 5.1)

        23.2        Consent of Coopers & Lybrand

        24.1        Powers of Attorney

Item 9. Undertakings.

      (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii), above, do not apply if the information required to be included in the post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provision, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                Signatures

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to its Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Peabody, Massachusetts, on March 20, 1998.

                              ANALOGIC CORPORATION

                              By:/s/ Bernard M. Gordon
                                 Bernard M. Gordon
                                 CEO and Chairman of
                                 the Board of Directors

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to its Form S-8 Registration Statement has been signed by the following persons, in the capacities indicated, on March 20, 1998.

SIGNATURE                     CAPACITY

/s/ Bernard M. Gordon         Chairman of the Board of Directors
Bernard M. Gordon             and Chief Executive Officer


Bruce R. Rusch                Director, President*


John A. Tarello               Director, Sr. Vice President,
                              Treasurer (Principal Financial and Accounting
                              Officer)*

M. Ross Brown                 Director, Vice President*


Bruce W. Steinhauer, M.D.     Director*


Edward F. Voboril             Director*


Gerald L. Wilson              Director*


*By/s/ Julian Soshnick        March 20, 1998
   Julian Soshnick
   Attorney-in-fact

                                                  Exhibits 5.1 and 23.1


                                        March 20, 1998



Analogic Corporation
8 Centennial Drive
Peabody, MA  01960

RE: Post-Effective Amendment No. 1 to its Form S-8 Registration Statement relating to Employee Stock Purchase Plan

Ladies and Gentlemen:

      Reference is made to the above-captioned Post-Effective Amendment No. 1 Registration Statement on Form S-8 (the "Registration Statement") filed by Analogic Corporation (the "Company") on March 20, 1998 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 700,000 shares of Common Stock, $.05 par value, of the Company issuable pursuant to the Plan (the "Shares").

      I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion.

      Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan and any agreements entered into under the Plan, will be validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as Exhibit 5.1 to the aforementioned Registration Statement. In giving this, I do not thereby admit I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/ Julian Soshnick
                                        Julian Soshnick

                                                       Exhibit 10.1



                           ANALOGIC CORPORATION


                       EMPLOYEE STOCK PURCHASE PLAN


                            DATED JUNE 10, 1986


                       (AS AMENDED OCTOBER 9, 1997)


1.   PURPOSE

The Analogic Corporation Employee Qualified Stock Purchase Plan (hereinafter the "Plan") is intended to provide a method whereby employees of Analogic Corporation (the "Company") and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's Common Stock. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1954, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.   ELIGIBLE EMPLOYEES

     All employees of the Company or any of its participating subsidiaries, with the exception of "highly compensated employees" as that term is defined in Section 414(q) of the Code, who have completed one (1) year of employment with the Company or any of its subsidiaries on or before the first day of the applicable Payment Period (as defined below) shall be eligible to receive options under this Plan to purchase the Company's Common Stock (except employees in countries whose laws make participation impractical). In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For the purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     For the purpose of this Plan, the term employee shall not include an employee whose customary employment is twenty (20) hours or less per week or is for not more than five (5) months in any calendar year.

3.   STOCK SUBJECT TO THE PLAN

     The stock subject to the options granted hereunder shall be shares of the Company's authorized but unissued Common Stock, $.05 par value, or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 700,000 subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

4.   PAYMENT PERIODS AND STOCK OPTIONS

     The period commencing on the first day of the next succeeding month following the approval of the Plan by the Company's stockholders and ending on either the next June 30 or December 31, whichever occurs earlier, and thereafter, the six-month periods, January 1 to June 30 and July 1 to December 31, are Payment Periods during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it.

     Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period at the Option Price, as hereinafter provided, that number of full shares of the Common Stock of the Company reserved for the purpose of the Plan as his accumulated payroll deductions on the last day of such Payment Period will pay for at such Option Price, but not more than the number of shares equal in value to $2,000 divided by the Option Price on the first business day of the Payment Period; provided and on the condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The Option Price for each Payment Period shall be the lesser of
                 (i) eighty-five percent (85%) of the fair market value of the Company's Common Stock on the first business day of the Payment Period, or

                 (ii) eighty-five percent (85%) of the fair market value
                      of the Company's Common Stock on the last business day of the Payment Period, in either case rounded up to avoid fractions other than multiples of 1/8.

     In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Company through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by proportionate increase in the number of shares and proportionate decrease in the Option Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Price per share, as may be required to enable an eligible employee who is then a participant in the Plan as to whom an option is exercised on the last day of any then current Payment Period to acquire such number of full shares as his accumulated payroll deductions on such date will pay for at the adjusted Option Price.

     For purposes of this Plan the term "fair market value" means, if the Common Stock is listed on a national securities exchange or is on the Nation Market List of the National Association of Securities Dealers Automated Quotation ("NASDAQ") system, the closing price of the Common Stock of the Company on such exchange or as reported on NASDAQ or such other national securities exchange as shall be designated by the Board of Directors or, if the Common Stock is traded in the over-the-counter securities market but not on the National Market List of NASDAQ, the average bid and asked closing prices of the Common Stock.

     For purposes of this Plan the term "business day" as used herein means a day on which there is trading on the New York Stock Exchange or such other national securities exchange as shall be designated by the Board of Directors pursuant to the preceding paragraph.

     No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with
Section 423(b)(8) of the Code.

5.   EXERCISE OF OPTION

     Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at such Option Price. If a participant is not an employee on the last business day of and throughout a Payment Period, he shall not be entitled to exercise his option.

6.   AUTHORIZATION FOR ENTERING PLAN

     An eligible employee may enter the Plan by filing out, signing and delivering to the Human Resources Department an Authorization:

          (a) stating the amount to be deducted regularly from his pay;

          (b) authorizing the purchase of stock for him in each Payment Period in accordance with the terms of the Plan;

          (c) specifying the exact name in which Common Stock purchased for him is to be issued in accordance with Article 11 hereof.

     Such Authorization must be received by the Human Resources Department at least ten (10) business days before the beginning date of such next succeeding Payment Period.

     The Company will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid thereon.
Participating employees may not make any separate cash payments into their account.

     Unless an employee files a new Authorization or withdraws from the Plan, his deductions and purchases under the Authorization he has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his payroll deductions as of the beginning of the next Payment Period by filling out, signing and delivering to the Human Resources Department a new Authorization. Such new Authorization must be received by the Human Resources Department at least ten (10) business days before the beginning date of such next succeeding Payment Period.

7.   MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS

     An employee may authorize payroll deductions in any even dollar amount up to but not more than the lesser of

               (i)  ten percent (10%) of his regular base pay, or

               (ii) an aggregate of $2,000 in any Payment Period; provided, however, that the minimum deduction in respect of any payroll period shall be five dollars ($5.00).

8.   UNUSED PAYROLL DEDUCTIONS

     Only full shares of Common Stock may be purchased. Any balance remaining in an employee's account after a purchase will be reported to the employee and will be carried forward to the next Payment Period. However, in no event will the amount of the unused payroll deductions carried forward from a Payroll Period exceed the Option Price per share for the Payment Period. If for any Payment Period the amount of unused payroll deductions should exceed the Option Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9.   CHANGE IN PAYROLL DEDUCTIONS

     Deductions may be increased or decreased during a Payment Period. A new Authorization will be required and must be received by the Human Resources Department at least ten (10) business days prior to the payroll period in which such change in deductions will take effect. New Authorizations received by the Human Resources Department after such date will take effect in the next succeeding payroll period.

10.  WITHDRAWAL FROM THE PLAN

     An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his account under the Plan at any time prior to the last business day of each Payment Period by delivering a Withdrawal Notice to the Human Resources Department in which event the Company will promptly refund without interest the entire balance of such employee's deductions not theretofore used to purchase Common Stock under the Plan.

     An employee who withdraws from the Plan is like an employee who has never entered the Plan; the employee's rights under the Plan will be terminated and no further payroll deductions will be made. To re-enter, such an employee must file a new Authorization at least ten (10) business days before the beginning date of the next Payment Period which cannot, however, become effective before the beginning of the next Payment Period following his withdrawal.

11.  ISSUANCE OF STOCK

     Certificates for Common Stock issued to participants will be delivered as soon as practicable after each Payment Period.

     Common Stock purchased under the Plan will be issued only in the name of the employee, or if his Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12.  NO TRANSFER OF ASSIGNMENT OF EMPLOYEE'S RIGHTS

     An employee's rights under the Plan are his alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him.

13.  TERMINATION OF EMPLOYEE'S RIGHTS

     Except as set forth in the last paragraph of this Article 13, an employee's rights under the Plan will terminate when he ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for at least twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

     If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him on the day the interruption occurs.

     Upon termination of the participating employee's employment because of his death, his beneficiary (as defined in Article 14) shall have the right to elect, by written notice given to the Company's Human Resources Department prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either

         (i) to withdraw, without interest, all the payroll deductions credited to the employee's account under the Plan, or

        (ii) to exercise the employee's option for the purchase of shares of Common Stock on the last day of the Payment Period next following the date of the employee's death for the purchase of that number of full shares of Common Stock reserved for the purposes of the Plan which the accumulated payroll deductions in the employee's account at the date of the employee's death will purchase at the applicable Option Price, and any excess in such account (in lieu of fractional shares) will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Human Resources Department, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee's account at the date of the employee's death and the same will be paid promptly to said beneficiary, without interest.

14.  DESIGNATION OF BENEFICIARY

     A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Company may designate. No beneficiary shall, prior to the death of the employee by whom he has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15.  TERMINATION AND AMENDMENTS TO PLAN

     The Plan may be terminated at any time by the Company's Board of Directors. It will terminate in any case when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Common Stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participating employees, in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded.

     The Board of Directors also reserves the right to amend the Plan from time to time in any respect, provided, however, that no amendment shall be effective without prior approval of the stockholders, which would

               (a) except as provided in Articles 3 and 4, increase the
                   number of shares of Common Stock to be offered under the Plan,

               (b) change the class of employees eligible to receive
                   options under the Plan, or

               (c) Permit payroll deductions at a rate in excess of the
                   lesser of

                   (i) ten percent (10%) of an employee's regular base pay, or

                   (ii) an aggregate of $2,000 in any Payment Period.

16.  LIMITATIONS OF SALE OF STOCK PURCHASED UNDER THE PLAN

     The Plan is intended to provide eligible employees an opportunity to acquire the Company's Common Stock for investment. The Company does not, however, intend to restrict or influence any employee with respect to the resale of the Common Stock purchased under the Plan. An employee may, therefore, sell Common Stock purchased under the Plan at any time; provided, however, that because of certain Federal tax requirements, each employee will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the date of the last day of the Payment Period during which the Common Stock was purchased showing the number of such shares disposed. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

17.  COMPANY'S PAYMENT OF EXPENSES RELATED TO PLAN

     The Company will bear all costs of administering and carrying out the Plan.

18.  PARTICIPATING SUBSIDIARIES

     The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

19.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than three members of Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

20.  OPTIONEES NOT STOCKHOLDERS

     Neither the granting of an option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to him.

21.  Application of Funds

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employee's payroll deductions.

22.  GOVERNMENTAL REGULATION

     The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

     In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23.  TRANSFERABILITY

     Neither payroll deductions credited to an employee's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.

24.  EFFECT OF CHANGES OF COMMON STOCK

     If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25.  MERGER OR CONSOLIDATION

     If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either

               (i) terminate the Plan and refund without interest the entire balance of each participating employee's payroll deductions, or

              (ii) entitle each participating employee to receive on the last day of the Payment Period upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible.

     A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26.  WITHHOLDING OF ADDITIONAL FEDERAL INCOME TAX

     The Company, in accordance with Section 3402(a) of the Code, and the Regulations and Rulings promulgated thereunder, will withhold from the wages of participating employees, in all payroll periods following and in the same calendar year as the date on which compensation is deemed received by the employee, additional income taxes in respect of the amount that is considered compensation includable in the employee's gross income.

27.  APPROVAL OF STOCKHOLDERS

     The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within the period beginning twelve (12) months before and ending twelve (12) months after the date the Plan is adopted by the Board of Directors. The Plan was adopted by the Board of Directors on November 4, 1985 and amended on January 21, 1986. The Plan was approved by the stockholders on January 22, 1986.

                                                       EXHIBIT 23.2


                    Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of Analogic Corporation on the Post-Effective Amendment No. 1 to Form S-8 (File Nos. 33-5913) of our report dated September 15, 1997 on our audits of the consolidated financial statements and financial statement schedule of Analogic Corporation at July 31, 1997 and 1996, and for the years ended July 31, 1997, 1996, and 1995, which report is included in the Annual Report on Form 10-K.



                                        /s/ Coopers & Lybrand, L.L.P.
                                            COOPERS & LYBRAND, L.L.P.


Boston, Massachusetts
March 19, 1998

                                                       Exhibit 24.1

                         DIRECTORS AND OFFICERS OF
                           ANALOGIC CORPORATION

    POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT

                             POWER OF ATTORNEY

   The undersigned directors and officers of Analogic Corporation, a Massachusetts corporation (the "Corporation"), hereby constitute and appoint Bernard M. Gordon, John A. Tarello and Julian Soshnick, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities Act of 1933 one or more Registration Statements on Form S-8 with respect to the registration and sale of up to 700,000 shares of Common Stock, $.05 par value (the "Common Stock"), of the Corporation under the Corporation's Employee Stock purchase Plan and any and all amendments and exhibits thereto, including pre- and post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, all in the name, place and stead of said directors and officers, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

   EXECUTED as of this 18th day of March, 1998.


/s/ Bernard M. Gordon                   /s/ John A. Tarello
Bernard M. Gordon, CEO                  John A. Tarello, Sr. Vice
and Chairman of the Board of            President, Treasurer and
Directors                               Director


/s/ M. Ross Brown                       /s/ Edward F. Voboril
M. Ross Brown,                          Edward F. Voboril, Director
Vice President and Director


/s/ Gerald L. Wilson                    /s/ Bruce R. Rusch
Gerald L. Wilson, Director              Bruce R. Rusch,
                                        President and Director

/s/ Bruce W. Steinhauer
Bruce W. Steinhauer, M.D.,
Director